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                                                                     EXHIBIT 5.1

                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                Telephone (650) 493-9300 Facsimile (650) 493-6811

                                 August 5, 1998

Diamond Multimedia Systems, Inc.
2880 Junction Avenue
San Jose, CA 95134-1922

    Re: Registration Statement on Form S-8

Gentlemen:

    We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 6, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,200,000 shares of your Common Stock under the 1998 Stock Option Plan (the "Plan") and 200,000 shares of your Common Stock under the 1995 Employee Stock Purchase Plan (the "ESPP"). Such shares of Common Stock are referred to herein as the "Shares". As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plan and the ESPP.

    It is our opinion that, when issued and sold in the manner described in the Plan and the ESPP and pursuant to the agreements which accompany each purchase under the Plan and the ESPP, the Shares will be legally and validly issued, fully-paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                           Very truly yours,

                                           WILSON SONSINI GOODRICH &ROSATI
                                           Professional Corporation

                                           /s/ Wilson Sonsini Goodrich & Rosati